EXHIBIT 4.1

                              JLM INDUSTRIES, INC.
                        2001 EMPLOYEE STOCK PURCHASE PLAN

                                    SECTION 1

                                     PURPOSE

      The purpose of the JLM Industries, Inc. 2001 Employee Stock Purchase Plan (the "Plan") is to encourage and facilitate stock ownership by Employees (as hereafter defined). The term of this Plan shall not exceed beyond September 30, 2002.

                                   SECTION 2

                                   DEFINITIONS

      Whenever used herein, the following terms shall have the respective meanings set forth below:

            (a)   "Board" means the Board of Directors of the Company.

            (b)   "Code" means the Internal Revenue Code of 1986, as amended.

            (c) "Company" means JLM Industries, Inc., a corporation organized under the laws of the State of Delaware, or any successor thereto.

            (d) "Common Stock" means the common stock, par value $.01 per share, of the Company.

            (e) "Compensation" means base salary (excluding bonuses), determined without regard to any salary reduction, tax deferred 401(k) contributions, any tax-free cafeteria plan contributions for the purchase of health insurance of other eligible benefits, and any tax-free withholdings for qualified transportation expense reimbursement.

            (f) "Delivery Dates" has the meaning set forth in subsection 5.4 hereof.

            (g) "Dissolution Delivery Date" has the meaning set forth in subsection 8.3(c) hereof.

            (h)   "Effective Date" means October 1, 2001.

            (i) "Employee" means any employee of the Company who is selected to participate in the Plan by the Company's Chief Executive Officer and President, and who completes and returns his Subscription Agreement as provided in subsection 5.2 hereof.

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            (j)   "Fair Market Value" means the average of the closing sale
                  prices of the Common Stock for the ten (10) trading days immediately preceding a Delivery Date, as reported on the NASDAQ National Market System.

            (k) "Merger Delivery Date" has the meaning set forth in subsection 8.3(b) hereof.

            (l) "Payroll Contributions" means an Employee's after-tax contributions deducted from Compensation pursuant to subsection 5.3 hereof.

            (m)   "Plan" has the meaning set forth in Section 1 hereof.

            (n)   "Plan Administrator" means the Company's Chief Financial
                  Officer.

            (o) "Purchase Period" means the three (3) month period commencing with each Delivery Date.

            (p) "Purchase Price" has the meaning set forth in subsection 5.5 hereof.

            (q)   "Right" means the right to purchase Shares under subsection
                  5.2 hereof

            (r) "Shares" means shares of Common Stock of the Company held as treasury shares immediately prior to the Effective Date.

            (s) "Subscription Agreement" means the individual written instrument evidencing the Right delivered by the Plan Administrator to an Employee.

            (t) "Terminating Event" means an Employee's termination of employment for any reason or any other event which causes the Employee to no longer meet the requirements of Section 4.

                                   SECTION 3

                                 ADMINISTRATION

      The Plan shall be administered by the Plan Administrator. The Company's Chief Executive Officer and President shall have authority to make rules and regulations for the administration of the Plan; provided, however, the Plan Administrator shall have the authority to interpret such rules and regulations and his decisions with regard thereto shall be final and conclusive.


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                                    SECTION 4

                                   ELIGIBILITY

      4.1 GENERAL RULE. The Company's Chief Executive Officer and President shall have the sole discretion for selecting which individuals, who must be employees of the Company, will participate and be deemed Employees for purposes of this Plan.

      4.2 EXCLUSIONS. Any Employee who incurs a Terminating Event shall be excluded from any delivery of Shares subsequent from the date of the said Terminating Event.

                                   SECTION 5

                                 STOCK PURCHASES

      5.1 STOCK TO BE ISSUED. Subject to the provisions of subsections 5.6 and
8.3 hereof, the number of Shares issuable pursuant to all Rights under the Plan shall not exceed six hundred, sixty-five thousand (665,000) Shares.

      5.2 GRANT OF RIGHTS AND PARTICIPATION. Rights will be granted prior to the Effective Date. The Plan Administrator shall deliver to each Employee a Subscription Agreement. All employees who received, executed and returned to the Company a Subscription Agreement on or before September 28, 2001, shall have a Right to purchase Shares under the Plan. An Employee may exercise his Right only by authorizing the Company to deduct Payroll Contributions during the term of this Plan.

      5.3 PAYROLL CONTRIBUTIONS. The Company shall deduct Payroll Contributions from an Employee's Compensation in an amount equal to ten percent (10%) of his Compensation.

            (a) An Employee's Payroll Contributions shall be paid directly to the Company and credited toward the Employee's Purchase Price for the Shares delivered to the Employee on the preceding Delivery Date.

            (b) An Employee elects Payroll Contribution withholdings by completing and forwarding the Subscription Agreement to the Company on or prior to September 28, 2001. Except as provided paragraph (e) below, Payroll Contributions shall commence as of the Effective Date, and shall terminate as of September 30, 2002.

            (c) Any Payroll Contributions not applied to the purchase of Shares for any Purchase Period (because of the restriction of only whole Share sales) shall be carried forward (without interest) toward the Purchase Price for the succeeding Delivery Dates and Purchase Periods. Any Payroll Contributions not applied to the purchase of Shares at the conclusion of the fourth and final Purchase Period shall be promptly returned in cash (without interest) to the Employee.


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            (d)   A Payroll Contribution election is irrevocable and shall be in effect for the entire term of this Plan.

            (e) Payroll Contributions shall automatically cease upon an Employee's Terminating Event.

      5.4 DELIVERY DATES. Provided that an Employee is actively employed with the Company on October 1, 2001, January 1, 2002, April 1, 2002 and July 1, 2002 (the "Delivery Dates"), he will receive from the Company a delivery of Shares, as of each and every Delivery Date, in an amount equal to the quotient of dividing an Employee's anticipated Payroll Contributions for the following Purchase Period by the Share's Fair Market Value on the applicable Delivery Date. Should any Employee incur a Terminating Event, his Right to receive and purchase Shares in any subsequent Purchase Period shall be terminated; PROVIDED, HOWEVER, that the Shares that the Employee received at the commencement of the Purchase Period of the said Terminating Event shall remain the Employee's property without any further consideration in excess of the Employee's Payroll Contributions through the date of the said Terminating Event.

      5.5 PURCHASE PRICE. The cost per Share (the "Purchase Price") to be paid by each Employee shall be the Fair Market Value as of the applicable Delivery Date.

      5.6 CANCELED, Terminated or Forfeited Right. Any Shares subject to a Right which for any reason is canceled, terminated or otherwise settled without the issuance of any Shares shall again be available for other Rights under the Plan.

      5.7 EMPLOYEE RIGHTS. Under the terms of this Plan, any Employee granted a Right shall have the same rights and privileges, except that the amount of Shares which shall be purchased by any Employee under such Right may bear a uniform relationship to the total compensation, or the basic or regular rate of compensation, of all other Employees. Notwithstanding any other provision of this Plan to the contrary, until such time as each Delivery Date and the Shares have been delivered to the Employee as provided in Section 7 hereof, the Employee shall have no rights as a shareholder with respect to the undelivered Shares subject to the Right.

                                   SECTION 6

                       TERMINATING CONTRIBUTIONS AND LEAVE

      6.1 UNPAID LEAVE. If an Employee is on an unpaid leave for a period of less than thirty (30) days, the Employee may suspend Payroll Contributions during such leave, so long as the Employee recommences such contributions immediately upon return to work. An Employee who is on an unpaid leave lasting more than thirty (30) days shall be deemed to have had a Terminating Event retroactive to the date his leave commenced.

      6.2 PAID LEAVE. Any Employee on short-term disability (as limited in subsection 6.1 hereof) or a paid leave of absence, will continue to have Payroll Contributions deducted from his Compensation.


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                                   SECTION 7

                               DELIVERY OF SHARES

      As promptly as practicable as of each Delivery Date on which a delivery of Shares accrues, the Company shall arrange for the delivery to each Employee, as appropriate, the number of whole Shares to be purchased for the applicable Purchase Period.

                                   SECTION 8

                            MISCELLANEOUS PROVISIONS

      8.1 WITHHOLDING. The Company or its designee may make such provisions and take such action as it may deem necessary or appropriate for the withholding of any taxes which the Company is required by law or regulation of any governmental authority, whether Federal, state or local, to withhold in connection with Payroll Contributions. Each Employee, however, shall be responsible for the payment of all individual tax liabilities relating to any such amounts.

      8.2 RIGHTS NOT TRANSFERABLE. Rights under the Plan are not transferable by an Employee, and are exercisable during the Employee's lifetime only by the Employee.

      8.3 ADJUSTMENTS UPON CHANGES IN CAPITALIZATION, DISSOLUTION, LIQUIDATION, MERGER OR ASSET SALE.

            (a) CHANGES IN CAPITALIZATION. Subject to any required action by the Board, the amount of Shares as set forth in subsection 5.1 hereof, as well as the Purchase Price per Share, shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of Shares, or any other increase or decrease in the number of Shares effected without receipt of consideration by the Company; PROVIDED, HOWEVER, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to a Right.

            (b) MERGER OR ASSET SALE. In the event of a proposed sale of all, or substantially all, of the assets of the Company, or the merger of the Company with or into another corporation, each Right shall be assumed or an equivalent right substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Right, the Purchase Periods then and not in progress shall be shortened and accelerated by


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                  setting a new Delivery Date (the "Merger Delivery Date"). The
                  Merger Delivery Date shall be before the consummation date of the Company's proposed sale or merger. The Board shall notify each Employee in writing, at least ten (10) days prior to the Merger Delivery Date, that the Delivery Date for the Employee's Right has been changed to the Merger Delivery Date.

            (c) DISSOLUTION OR LIQUIDATION. In the event of a proposed dissolution or liquidation of the Company, the Purchase Periods then and not in progress shall be shortened and accelerated by setting a new Delivery Date (the "Dissolution Delivery Date"), and the new combined Purchase Period shall terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Board. The Dissolution Delivery Date shall be before the date of the Company's proposed dissolution or liquidation. The Board shall notify each Employee in writing, at least ten
                  (10) days prior to the Dissolution Delivery Date, that the Delivery Date for the Employee's Right has been changed to the Dissolution Delivery Date.

      8.4 AMENDMENT OF THE PLAN. The Board may at any time, or from time to time, amend the Plan in any respect; PROVIDED, HOWEVER, that no amendment, modification, or termination of the Plan shall in any manner adversely affect the rights of any Employee under the Plan, without the consent of the Employee. The Plan shall terminate as of September 30, 2002, unless sooner terminated at the discretion of the Board.

      8.5 REQUIREMENTS OF LAW. The Company's obligation to deliver Shares under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

      8.6 NO RIGHT TO CONTINUOUS EMPLOYMENT. The Plan and any right to purchase Shares granted hereunder shall not confer upon any Employee any right with respect to continuance of employment by the Company, nor shall they restrict or interfere in any way with the right of the Company to terminate his employment at any time, with or without cause.

      8.7 INDEMNIFICATION. The Board, the Chief Executive Officer and President, and the Plan Administrator shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by them, individually or collectively, in connection with or resulting from any claim, action, suit, or proceeding to which any one of them may be made a party or in which they may be involved by reason of any action taken or failure to act under the Plan (in the absence of bad faith) and against and from any and all amounts paid by any one of them in settlement thereof, with the Company's approval, or paid by any one of them in satisfaction of any judgment in any such action, suit, or proceeding against them, provided they shall give the Company an opportunity, at its own expense, to assume and defend the same before they undertake to handle and defend it on their own behalf. The foregoing right of indemnification shall not be exclusive and shall be independent of any other rights of indemnification to which such persons may be entitled under


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the Company's certificate of incorporation or by-laws, by contract, as a matter of law, or otherwise.

      8.8 NO LIMITATION ON COMPENSATION. Nothing in the Plan shall be construed to limit the right of the Company to establish other plans.

      8.9 NO CONSTRAINT ON CORPORATE ACTION. Nothing in this Plan shall be construed to limit, impair or otherwise affect the Company's right or power to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets.

      8.10 GOVERNING LAW. The Plan shall be construed in accordance with and governed by the laws of the State of New York, without regard to principles of conflict of laws, and this Plan is not intended to be an "employee benefit plan" as defined by Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended.

Date: September 27, 2001
                                    JLM INDUSTRIES, INC.


                                    By: /s/ John L. Macdonald
                                        ----------------------------------------

                                       Name: John L. Macdonald
                                             -----------------------------------

                                       Title: President & CEO
                                              ----------------------------------


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